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                                                                    Exhibit 3.79

                            ARTICLES OF INCORPORATION

                                       OF

                             TEXAS DRY CONCRETE CO.

     We, the undersigned natural persons of the age of twenty-one years or more, at least two of whom are citizens of the State of Texas, acting as incorporators of a corporation under the Texas Business Corporation Act, do hereby adopt the following Articles of In-corporation for such Corporation:

                                   ARTICLE ONE

     The name of this Corporation is TEXAS DRY CONCRETE CO.

                                   ARTICLE TWO

     The period of duration of this Corporation shall be perpetual.

                                  ARTICLE THREE

     The purposes for which this Corporation is organized are as follows: to transact any manufacturing or mining business and to purchase and sell goods, wares and merchandise used for such business; to engage in the business of producing, mining, manufacturing, buying and selling of building materials of all kinds; to establish and maintain an oil business with authority to contract for the lease and purchase of the right to prospect for, develop and use coal and other minerals, petroleum and gas; also the right to erect, build and own all necessary oil tanks, cars and pipes necessary for the operation of the business of the same; to establish and maintain a drilling business with authority to own and operate drilling rigs, machinery, tools and apparatus necessary in the boring or otherwise sinking of wells in the production of oil, gas or water, or either; to purchase and sell goods, wares and merchandise and agricultural and farm products; to contract for the erection, construction or repair of any building, structure or improvement, public or private, and erect,

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construct or repair same or any part thereof, and to acquire, own, and prepare for use, any materials for such purposes; to render general and special services and advice; and to do all things as may be necessary or convenient in carrying out any and all of the foregoing purposes.

                                  ARTICLE FOUR

     The aggregate number of shares which this Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of a par value of One Dollar ($1.00) per share.

                                  ARTICLE FIVE

     This Corporation will not commence business until it has received for the issuance of its shares consideration of the value of One Thousand Dollars ($1,000.00), consisting of money, labor done, or property actually received, which sum shall be at least equal to ten per cent (l0%) of the total capitalizatian of said Corporation.

                                   ARTICLE SIX

     The power to alter, amend or repeal the by-laws, or to adopt new by-laws, of this Corporation is hereby delegated to the Board of Directors, provided that such delegated power is subject to the ultimate control by the shareholders.

                                  ARTICLE SEVEN

     The post office address of the initial registered office of this Corporation is 400 First National Bank Building, Dallas, Texas, and the name of the initial registered agent of this Corporation at such address is Ralph B. Rogers.

                                 ARTICLE EIGHT

     The number of directors constituting the initial board of directors of this Corporation is three (3). The number of directors of this Corporation may be changed by amendment of the by-laws of the Corporation from time to time, but such number shall not be less than three (3). The names and addresses of the persons who are to serve as directors until the first annual meeting of the shareholders

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or until their successors are elected and qualified are:

         Name                                 Post Office Address
         ----                                 -------------------
Ralph B. Rogers                 400 First National Bank Building, Dallas,
                                Texas

Russell E. Kibbe, Jr.           400 First National Bank Building, Dallas,
                                Texas

Harold B. Pressley, Jr.         1900 Republic National Bank Building, Dallas,
                                Texas

                                  ARTICLE NINE

     The names and addresses of the incorporators are:

         Name                                 Post Office Address
         ----                                 -------------------
Ralph B. Rogers                 400 First National Bank Building, Dallas,
                                Texas

Russell E. Kibbe, Jr.           400 First National Bank Building, Dallas,
                                Texas

Harold B. Pressley, Jr.         1900 Republic National Bank Building, Dallas,
                                Texas

     IN WITNESS WHEREOF, we have hereunto set our hands, this 18th day of July, 1956.


                                                /s/ Ralph B. Rogers
                                                --------------------------------


                                                /s/ Russell E. Kibbe, Jr.
                                                --------------------------------


                                                /s/ Harold B. Pressley, Jr.
                                                --------------------------------

THE STATE OF TEXAS      )
                        )
COUNTY OF DALLAS        )

     I,____________________ a Notary Public, do hereby certify that on this 18 day of July, 1956, personally appeared before me Ralph B. Rogers, Russell E. Kibbe, Jr., and Harold B. Pressley, Jr., who each being by me first duly sworn, severally declared that they are the persons who signed the foregoing document as incorporators, and that the statements therein contained are true.


                                                /s/ Illegible
                                                --------------------------------
                                                Notary Public

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